Upstream Bio Reports Second Quarter 2025 Financial Results and Highlights Continued Progress

– On track to report top-line data from Phase 2 trial in chronic rhinosinusitis with nasal polyps (CRSwNP) in the third quarter of 2025 –

– Completed enrollment in Phase 2 trial in severe asthma in June 2025; top-line data expected in the first quarter of 2026 –

– First patient dosed in Phase 2 trial in chronic obstructive pulmonary disease (COPD) in July 2025 –

WALTHAM, Mass. – August 6, 2025 - Upstream Bio, Inc. (Nasdaq: UPB), a clinical-stage company developing treatments for inflammatory diseases, with an initial focus on severe respiratory disorders, today reported financial results for the second quarter ended June 30, 2025, and provided a summary of recent business highlights. The Company is developing verekitug, the only monoclonal antibody currently in clinical development that targets and inhibits the thymic stromal lymphopoietin (TSLP) receptor, in multiple severe respiratory diseases including CRSwNP, severe asthma, and COPD. Verekitug’s unique pharmacology may lead to differentiated efficacy and an extended dosing interval as compared to the current standard of care.

“We continued to build momentum this quarter with strong execution across our clinical development programs for verekitug in severe respiratory diseases,” said Rand Sutherland, MD, Chief Executive Officer of Upstream Bio. “Notably, in June, we completed enrollment in our Phase 2 trial in severe asthma, with top-line data expected in the first quarter of 2026. We also initiated our Phase 2 trial in COPD in July, marking the start of development in a third major respiratory indication. Additionally, we remain on track to report top-line results from our Phase 2 trial in CRSwNP in the third quarter of this year.”

“Our development efforts are centered on severe forms of common respiratory diseases where we see significant potential for clinical impact and commercial opportunity,” Dr. Sutherland continued. “We believe verekitug’s differentiated mechanism and extended dosing profile may offer meaningful advantages over biologics currently used to treat these diseases. Our upcoming readouts in CRSwNP and severe asthma represent key program milestones and an opportunity to further demonstrate the potentially unique profile of TSLP receptor inhibition across multiple inflammatory airway diseases.”

Upcoming Milestones and Recent Business Highlights

•
Two key upcoming top-line readouts:

o
Top-line data from the VIBRANT Phase 2 trial in patients with CRSwNP expected in the third quarter of 2025: VIBRANT is a Phase 2 global, randomized, double-blind, placebo-controlled, parallel group clinical trial designed to assess the efficacy and safety of verekitug in participants with CRSwNP, dosed every 12 weeks. Patient enrollment for VIBRANT was completed in January 2025. The Company has designed this trial using endpoints that, pending interactions with regulatory authorities, could produce data to support submissions for product approval.

o
Top-line data from the VALIANT Phase 2 trial in patients with severe asthma expected in the first quarter of 2026: VALIANT is a Phase 2 global, randomized, double-blind, placebo-controlled, parallel group clinical trial designed to assess the efficacy and safety of verekitug in participants with severe asthma in extended dosing interval arms of 12 and 24 weeks. Patient enrollment for VALIANT was completed in June 2025. The Company has designed this trial using endpoints that, pending interactions with regulatory authorities, could produce data to support submissions for product approval.

•
Program progress:

o
Entered third major respiratory indication with first patient dosed in the VENTURE Phase 2 clinical trial in patients with COPD in July 2025: VENTURE is a Phase 2 global, randomized, double-blind, placebo-controlled, parallel group clinical trial designed to assess the efficacy and safety of verekitug in participants with moderate-to-severe COPD in extended dosing interval arms of 12 and 24 weeks. The Company has designed this trial using endpoints that, pending interactions with regulatory authorities, could produce data to support submissions for product approval.

o
Initiated long term extension study (LTE) in severe asthma in May 2025: VALOUR, a Phase 2 LTE, was initiated in eligible participants with severe asthma who have completed the VALIANT Phase 2 trial.

Second Quarter 2025 Financial Results

As of June 30, 2025, Upstream Bio had cash, cash equivalents and short-term investments of $393.6 million, which is expected to fund planned operations through 2027.

Research and development expenses were $37.9 million for the quarter ended June 30, 2025, compared to $14.1 million for the same period in 2024. The increase of $23.8 million was primarily driven by an increase in clinical and manufacturing expenses related to the Company’s verekitug programs.

General and administrative expenses were $7.4 million for the quarter ended June 30, 2025, compared to $4.0 million for the same period in 2024. The increase of $3.4 million was primarily driven by an increase in personnel-related expenses, including share-based compensation, and professional service fees.

Net loss was $40.0 million for the quarter ended June 30, 2025, compared to a net loss of $14.7 million for the same period in 2024. The increase of $25.3 million was largely due to increased research and development and general and administrative expenses, partially offset by increased interest income.

Upcoming Events

Upstream Bio expects to participate in the following investor conferences and medical congresses:

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Stifel Virtual Immunology and Inflammation Forum, September 15–16, 2025
•
European Respiratory Society, September 27–October 1, 2025, Amsterdam, Netherlands
•
2025 Truist Securities Biopharma Symposium, November 6, 2025, New York, NY

About Upstream Bio
Upstream Bio is a clinical-stage biotechnology company developing treatments for inflammatory diseases, with an initial focus on severe respiratory disorders. The Company is developing verekitug, the only known antagonist currently in clinical development that targets the receptor for thymic stromal lymphopoietin (TSLP), a cytokine which is a clinically validated driver of inflammatory response positioned upstream of multiple signaling cascades that affect a variety of immune mediated diseases. The Company has advanced this highly potent monoclonal antibody into separate Phase 2 trials for the treatment of chronic rhinosinusitis with nasal polyps (CRSwNP), severe asthma, and chronic obstructive pulmonary disease (COPD). Upstream Bio’s team is committed to maximizing verekitug’s unique attributes to address the substantial unmet needs for patients underserved by today’s standard of care. To learn more, please visit www.upstreambio.com.

Upstream Bio intends to use the investor relations page on its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (SEC), public conference calls, presentations and webcasts.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predict,” “project,” “seeks,” “should,” “target,” “will” and variations of these words or similar expressions. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding: the clinical development of verekitug for the treatment of severe asthma, CRSwNP and COPD, including the timing, progress and results of ongoing and planned clinical trials; expectations for future discussions with regulatory authorities and the potential of the endpoints of the Company’s clinical trials to produce data that could support submissions for product approval; expectations regarding the differentiation, safety, efficacy, tolerability, or extended dosing interval of verekitug; Upstream Bio’s expected operating expenses and capital expenditure requirements, including its cash runway through 2027; and participation at upcoming investor conferences and medical congresses. Any forward-looking statements in this press release are based on the Company’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to: Upstream Bio’s ability to advance verekitug through clinical development, and to obtain regulatory approval of and ultimately commercialize verekitug on the expected timeline, if at all; the initiation, timing, progress and results of clinical trials; Upstream Bio’s ability to fund its development activities and achieve development goals; Upstream Bio’s dependence on third parties to conduct clinical trials and manufacture verekitug, and commercialize verekitug, if approved; Upstream Bio’s ability to attract, hire and retain key personnel, and protect its intellectual property; Upstream Bio’s financial condition and need for substantial additional funds in order to complete development activities and commercialize verekitug, if approved; regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; Upstream Bio’s competitors and industry; and other risks and uncertainties described in greater detail under the caption “Risk Factors” in Upstream Bio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent Upstream Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Upstream Bio explicitly disclaims any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based except to the extent required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Meggan Buckwell
Director, Corporate Communications and Investor Relations
ir@upstreambio.com

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(IN THOUSANDS)

(UNAUDITED)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$45,458	$325,892
Short-term investments	348,123	144,559
Accounts receivable	937	613
Prepaid expenses and other current assets	23,754	8,096
Total current assets	418,272	479,160
Property and equipment, net	544	582
Operating lease right-of-use assets	1,511	1,783
Restricted cash	194	194
Total assets	$420,521	$481,719
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,551	$4,041
Accrued expenses and other current liabilities	7,666	5,992
Operating lease liabilities, current portion	712	704
Total current liabilities	10,929	10,737
Operating lease liabilities, net of current portion	849	1,130
Total liabilities	11,778	11,867
Stockholders’ equity:
Common stock	54	53
Additional paid-in capital	666,447	660,604
Accumulated other comprehensive income (loss)	258	(25)
Accumulated deficit	(258,016)	(190,780)
Total stockholders’ equity	408,743	469,852
Total liabilities and stockholders’ equity	$420,521	$481,719

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Collaboration revenue	$937	$510	$1,503	$1,150
Operating expenses:
Research and development	37,865	14,069	63,662	25,760
General and administrative	7,419	3,981	14,201	7,943
Total operating expenses	45,284	18,050	77,863	33,703
Loss from operations	(44,347)	(17,540)	(76,360)	(32,553)
Other income (expense):
Change in fair value of preferred stock
tranche right liability	—	—	—	2,859
Interest income	4,431	2,877	9,174	4,143
Other expense, net	(50)	(15)	(50)	(21)
Total other income, net	4,381	2,862	9,124	6,981
Net loss	$(39,966)	$(14,678)	$(67,236)	$(25,572)